Exhibit 4.16(d)

                                                                  EXECUTION COPY

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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                                 XL CAPITAL LTD

                            Dated as of June 2, 2004

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                                TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS AND INTERPRETATION.....................................................................1

SECTION 1.1.             DEFINITIONS AND INTERPRETATION.......................................................1

ARTICLE II  TRUST INDENTURE ACT...............................................................................4

SECTION 2.1.             TRUST INDENTURE ACT; APPLICATION.....................................................4
SECTION 2.2.             LISTS OF HOLDERS OF SECURITIES.......................................................4
SECTION 2.3.             REPORTS BY THE PREFERRED GUARANTEE TRUSTEE...........................................4
SECTION 2.4.             PERIODIC REPORTS TO PREFERRED GUARANTEE TRUSTEE......................................4
SECTION 2.5.             EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.....................................4
SECTION 2.6.             EVENTS OF DEFAULT; WAIVER............................................................5
SECTION 2.7.             EVENTS OF DEFAULT; NOTICE............................................................5
SECTION 2.8.             CONFLICTING INTERESTS................................................................5

ARTICLE III  POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE.........................................5

SECTION 3.1.             POWERS AND DUTIES OF THE PREFERRED GUARANTEE TRUSTEE.................................5
SECTION 3.2.             CERTAIN RIGHTS OF PREFERRED GUARANTEE TRUSTEE........................................6
SECTION 3.3.             NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF GUARANTEE................................8

ARTICLE IV  PREFERRED GUARANTEE TRUSTEE.......................................................................8

SECTION 4.1.             PREFERRED GUARANTEE TRUSTEE; ELIGIBILITY.............................................8
SECTION 4.2.             APPOINTMENT, REMOVAL AND RESIGNATION OF PREFERRED GUARANTEE TRUSTEES.................9

ARTICLE V  GUARANTEE..........................................................................................9

SECTION 5.1.             GUARANTEE............................................................................9
SECTION 5.2.             WAIVER OF NOTICE AND DEMAND..........................................................9
SECTION 5.3.             OBLIGATIONS NOT AFFECTED............................................................10
SECTION 5.4.             RIGHTS OF HOLDERS...................................................................10
SECTION 5.5.             GUARANTEE OF PAYMENT................................................................11
SECTION 5.6.             SUBROGATION.........................................................................11
SECTION 5.7.             INDEPENDENT OBLIGATIONS.............................................................11

ARTICLE VI  LIMITATION OF TRANSACTIONS; SUBORDINATION........................................................11

SECTION 6.1.             LIMITATION OF TRANSACTIONS..........................................................11
SECTION 6.2.             RANKING.............................................................................11

ARTICLE VII  TERMINATION.....................................................................................12

SECTION 7.1.             TERMINATION.........................................................................12

ARTICLE VIII  INDEMNIFICATION................................................................................12

SECTION 8.1.             EXCULPATION.........................................................................12
SECTION 8.2.             INDEMNIFICATION.....................................................................12
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ARTICLE IX  MISCELLANEOUS....................................................................................13

SECTION 9.1.             SUCCESSORS AND ASSIGNS..............................................................13
SECTION 9.2.             AMENDMENTS..........................................................................13
SECTION 9.3.             NOTICES.............................................................................13
SECTION 9.4.             BENEFIT.............................................................................14
SECTION 9.5.             GOVERNING LAW; WAIVER OF JURY TRIAL.................................................14
SECTION 9.6.             NO RECOURSE AGAINST CERTAIN PERSONS.................................................14
SECTION 9.7.             FORCE MAJEURE.......................................................................14
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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

            This GUARANTEE AGREEMENT (the "PREFERRED SECURITIES GUARANTEE"), dated as of June 2, 2004, is executed and delivered by XL Capital Ltd, a Cayman Islands exempted limited company (the "GUARANTOR"), and The Bank of New York, a New York banking corporation, as trustee (the "PREFERRED GUARANTEE TRUSTEE"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of XL Capital Trust III, a Delaware statutory business trust (the "ISSUER").

                                   WITNESSETH:

            WHEREAS, pursuant to an amended and restated Declaration of Trust (the "DECLARATION")to be entered into by the Issuer, the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer will issue Trust Preferred Securities (the "PREFERRED SECURITIES") pursuant to the Issuer's Registration Statement on Form S-3, filed with the Securities and Exchange Commission on June 2, 2004 (the "REGISTRATION STATEMENT"), the specific terms of which will be set forth in a prospectus supplement to the Registration Statement;

            WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

            WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "COMMON SECURITIES GUARANTEE") with substantially identical terms as this Preferred Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an Indenture Event of Default (as defined herein), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Preferred Securities Guarantee.

            NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1. DEFINITIONS AND INTERPRETATION

            In this Preferred Securities Guarantee, unless the context otherwise requires:

            (a) capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

            (b) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

            (c) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

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            (d)   all references in this Preferred Securities Guarantee to
                  Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

            (e) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

            (f) a reference to the singular includes the plural and vice versa.

            "AFFILIATE" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law to close.

            "COMMON SECURITIES" means the securities representing common undivided beneficial interests in the assets of the Issuer.

            "COVERED PERSON" means any Holder or beneficial owner of Preferred Securities.

            "EVENT OF DEFAULT" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee after giving effect to all applicable cure periods.

            "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Preferred Securities to the extent the Issuer has funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "REDEMPTION PRICE"), to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Subordinated Notes to the Holders in exchange for Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "LIQUIDATION DISTRIBUTION"). If an Indenture Event of Default has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments.

            "HOLDER" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; PROVIDED, HOWEVER, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

            "INDEMNIFIED PERSON" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Preferred Guarantee Trustee.

            "INDENTURE" means the Indenture dated as of June 2, 2004, between the Guarantor and The Bank of New York, as trustee, and the First Supplemental Indenture thereto pursuant to which certain subordinated debt securities of the Guarantor are to be issued to the Property Trustee (as defined in the Declaration), as from time to time amended.

            "INDENTURE EVENT OF DEFAULT" has the same meaning as that given to the term "Event of Default" in the Indenture.


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            "MAJORITY IN LIQUIDATION AMOUNT OF THE SECURITIES" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities outstanding as of the date of determination.

            "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Authorized Officers (as defined in the Declaration) of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

            (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition;

            (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

            (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

            "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "PREFERRED GUARANTEE TRUSTEE" means The Bank of New York, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

            "PROPERTY TRUSTEE" shall have the meaning ascribed to such term in the Declaration.

            "RESPONSIBLE OFFICER" means, with respect to the Preferred Guarantee Trustee, (a) any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the corporate trust department of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Agreement.

            "SUBORDINATED NOTES" means the series of subordinated debt securities of the Guarantor issued pursuant to the Indenture and held by the Property Trustee.

            "SUCCESSOR PREFERRED GUARANTEE TRUSTEE" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

            "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

            "XL" means XL Capital Ltd, a Cayman Islands exempted limited company.


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                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.1. TRUST INDENTURE ACT; APPLICATION

            (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

            (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by
Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2. LISTS OF HOLDERS OF SECURITIES

            (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("LIST OF HOLDERS") on or before either (i) April 1 and October 1 in each year, if the Subordinated Notes are Original Issue Discount Securities (as that term is defined in the Indenture) of any series which by their terms do not bear interest prior to maturity (other than upon a default in any payment upon such a security), or (ii) each Interest Payment Date (as that term is defined in the Indenture), if the Subordinated Notes are Securities (as that term is defined in the Indenture) of any other series, but in no event less frequently than semi-annually, and at such other times as the Trustee may request in writing; PROVIDED, HOWEVER, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

            (b) The Preferred Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3. REPORTS BY THE PREFERRED GUARANTEE TRUSTEE

            Within 60 days after each September 30 of each year, commencing with the first September 30 following the date of this Preferred Securities Guarantee Agreement, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4. PERIODIC REPORTS TO PREFERRED GUARANTEE TRUSTEE

            The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act.

SECTION 2.5. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT

            The Guarantor shall provide to the Preferred Guarantee Trustee with a certification of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.


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SECTION 2.6. EVENTS OF DEFAULT; WAIVER

            The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7. EVENTS OF DEFAULT; NOTICE

            (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default that is actually known to the Preferred Guarantee Trustee (or as soon as reasonably practical thereafter), transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default actually known to the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice; PROVIDED, HOWEVER, that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

            (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received actual knowledge, or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice, of such Event of Default.

SECTION 2.8. CONFLICTING INTERESTS

            The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III

                          POWERS, DUTIES AND RIGHTS OF
                           PREFERRED GUARANTEE TRUSTEE

SECTION 3.1. POWERS AND DUTIES OF THE PREFERRED GUARANTEE TRUSTEE

            (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting (and cessation as to the Preferred Guarantee Trustee) of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

            (b) If an Event of Default has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

            (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been


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cured or waived pursuant to Section 2.6), the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Preferred Guarantee
            Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

                  (B) in the absence of bad faith on the part of the Preferred
            Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

            (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee;

            (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or adequate indemnity against such risk or liability is not reasonably assured to it; and

            (v) whether or not therein expressly so provided, every provision of this Preferred Securities Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Preferred Securities Guarantee Trustee shall be subject to the provisions of this
      Section 3.1.

SECTION 3.2. CERTAIN RIGHTS OF PREFERRED GUARANTEE TRUSTEE

            (a) Subject to the provisions of Section 3.1:


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            (i) The Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by a Direction (as defined in the Declaration) or an Officers' Certificate.

            (iii) Whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

            (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof).

            (v) The Preferred Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction.

            (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; PROVIDED, HOWEVER, that nothing contained in this
      Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee.

            (vii) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.


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            (x) Whenever in the administration of this Preferred Securities
      Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions.

            (xi) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (xii) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

SECTION 3.3. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF GUARANTEE

            The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV

                           PREFERRED GUARANTEE TRUSTEE

SECTION 4.1. PREFERRED GUARANTEE TRUSTEE; ELIGIBILITY

            (a) There shall at all times be a Preferred Guarantee Trustee which shall:

            (i) not be an Affiliate of the Guarantor; and

            (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having (or in the case of a subsidiary of a bank holding company that guarantees the obligations of the Preferred Guarantee Trustee under this Preferred Securities Guarantee, such bank holding company parent shall have) a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation or holding company parent publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation or holding company parent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

            (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2. APPOINTMENT, REMOVAL AND RESIGNATION OF PREFERRED GUARANTEE
             TRUSTEES

            (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

            (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

            (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

            (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 30 days after delivery of an instrument of resignation or removal, the Preferred Guarantee Trustee resigning or being removed may (at the expense of the Guarantor) petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

                                    ARTICLE V

                                    GUARANTEE

SECTION 5.1. GUARANTEE

            The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2. WAIVER OF NOTICE AND DEMAND

            The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3. OBLIGATIONS NOT AFFECTED

            The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

            (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions or other sum payable that results from the extension of any interest payment period on the Subordinated Notes permitted by the Indenture);

            (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

            (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

            (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

            (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

            (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor;

it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

            There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4. RIGHTS OF HOLDERS

            (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee.

            (b) If the Preferred Guarantee Trustee fails to enforce this Preferred Securities Guarantee, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other Person.

            (c) Notwithstanding subsection 5.4(b), any Holder of Preferred Securities may directly institute proceedings against the Guarantor to obtain Guarantee Payments in respect of the Preferred Securities owned by such Holder, without first waiting to determine if the Preferred Guarantee Trustee has enforced this Preferred Securi-ties Guarantee or first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other Person.

SECTION 5.5. GUARANTEE OF PAYMENT

            This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6. SUBROGATION

            The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7. INDEPENDENT OBLIGATIONS

            The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1. LIMITATION OF TRANSACTIONS

            (a) So long as any Preferred Securities remain outstanding, if an Event of Default or Indenture Event of Default shall exist, then (a) the Guarantor shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank PARI PASSU with or junior to the Subordinated Notes.

            (b) Notwithstanding subsection 6.1(a) or any other language to the contrary contained in this Preferred Securities Guarantee, nothing shall prevent the Guarantor from: (i) declaring or paying any dividend on, or making any distribution with respect to, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of its capital stock in or with securities of the Guarantor (including capital stock) that rank junior to such capital stock or (ii) paying any interest, principal or premium on, or repaying, repurchasing or redeeming, any debt securities issued by the Guarantor which rank PARI PASSU with or junior to the Subordinated Notes, with (x) securities of the Guarantor (including capital stock) that rank junior to such debt securities or (y) securities (including capital stock) of XL.

SECTION 6.2. RANKING

            This Preferred Securities Guarantee constitutes an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except those liabilities of the Guarantor expressly made PARI PASSU with or subordinate to this Preferred Securities Guarantee by their terms,

(ii) PARI PASSU with the most senior preferred or preference stock issued by the Guarantor from time to time and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor and (iii) senior to the Guarantor's common stock.

                                   ARTICLE VII

                                   TERMINATION

SECTION 7.1. TERMINATION

            This Preferred Securities Guarantee shall automatically terminate upon the earliest to occur of (i) the full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of Subordinated Notes to the Holder(s) of all of the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.1. EXCULPATION

            (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omission.

            (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions, the Redemption Price or the Liquidation Distribution to Holders of Preferred Securities might properly be paid.

            (c) The provisions of this Section 8.1 shall survive the termination of this Preferred Securities Guarantee.

SECTION 8.2. INDEMNIFICATION

            (a) The Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person in accordance with this Preferred Securities Guarantee, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

            (b) Expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding (whether such claim, demand, action, suit or proceeding arises between the parties hereto or results from suits involving third parties) shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).

            (c) The Guarantor agrees

            (i) to pay to the Preferred Guarantee Trustee from time to time such compensation as the Guarantor and the Preferred Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Preferred Guarantee Trustee in accordance with any provision of this Agreement (including the reasonable compensation and expenses and disbursements of its agents and counsel).

            (d) The provisions of this Section 8.2 shall survive the termination of this Preferred Securities Guarantee.

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1. SUCCESSORS AND ASSIGNS

            All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

SECTION 9.2. AMENDMENTS

            Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount of the Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

            In executing, or accepting the additional trusts created by, and amendment permitted by this Section or the modification thereby of the trust created by this Agreement, the Preferred Guarantee Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Preferred Guarantee Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

SECTION 9.3. NOTICES

            All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

            (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

            The Bank of New York
            101 Barclay Street, Floor 8 West
            New York, New York 10286
            Attn: Corporate Trust Administration

            (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

            XL Capital Ltd
            XL House
            One Bermudiana Road
            Hamilton HM11
            Bermuda
            Attention: Paul S. Giordano

            (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

            All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid.

SECTION 9.4. BENEFIT

            This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

SECTION 9.5. GOVERNING LAW; WAIVER OF JURY TRIAL

            THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

            EACH OF THE GUARANTOR AND THE PREFERRED GUARANTEE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PREFERRED SECURITIES GUARANTEE AGREEMENT, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 9.6. NO RECOURSE AGAINST CERTAIN PERSONS

            No past, present or future director, officer, employee or stockholder, as such, of the Guarantor or any successor thereof shall have any liability for any obligations of the Guarantor under this Preferred Securities Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation and all such liability is hereby waived and released. Such waiver and release are part of the consideration for the issue of this Preferred Securities Guarantee and the Preferred Securities.

SECTION 9.7. FORCE MAJEURE

            In no event shall the Preferred Guarantee Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Preferred Guarantee Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

            IN WITNESS WHEREOF, XL CAPITAL LTD has caused this Preferred Securities Guarantee Agreement to be duly executed as a deed the day and year first before written.


By: /s/ Paul S. Giordano
    ----------------------------
    Name:  Paul S. Giordano
    Title: Executive Vice President,
           General Counsel & Secretary

            IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Preferred Securities Guarantee Agreement as of the date first above written.

                                            THE BANK OF NEW YORK,
                                              as Preferred Guarantee Trustee


                                           By: /s/ Remo J. Reale
                                               ---------------------------------
                                               Name:  Remo J. Reale
                                               Title: Vice President